UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

Retail Value Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-38517	82-4182996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 12, 2022, Retail Value Inc. (the “Company”) held its annual meeting of shareholders.  The matters presented to shareholders for vote and the final voting results on such matters were as follows:

1.

Five directors, each to serve until the annual meeting of the shareholders held in the third year following their election and until a successor has been duly elected and qualified, were elected by the following vote:

	For	Against	Abstain	Broker Non-Votes
Gary N. Boston	15,864,968	134,755	9,509	1,409,784
Henrie W. Koetter	12,134,477	3,864,700	10,055	1,409,784
David R. Lukes	15,876,858	122,511	9,862	1,409,784
Scott D. Roulston	15,756,544	243,196	9,492	1,409,784
Christa A. Vesy	15,083,632	915,813	9,787	1,409,784

2.	Adoption of an amendment to the Company’s Amended and Restated Code of Regulations to increase Director terms to three years was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
15,823,396	176,108	9,728	1,409,784

3.	Adoption of an amendment to the Company’s Amended and Restated Code of Regulations to replace the existing majority voting power quorum was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
15,853,997	147,147	8,088	1,409,784

4.	The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 was approved by the following vote:

For	Against	Abstain
17,307,682	93,852	17,482

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit

Number Description

104Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Retail Value Inc.

	By:	/s/ Aaron M. Kitlowski
Name: Aaron M. Kitlowski
Date: May 13, 2022	Title: Executive Vice President and Secretary